Exhibit (j)



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 49 to Registration Statement No. 033-30876 of DWS LifeCompass Protect Fund, a series of DWS Target Fund, on Form N-1A of our report dated February 26, 2007, relating to the consolidated financial statements of Merrill Lynch Bank USA for the year ended December 29, 2006 which is included as an exhibit to such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Salt Lake City, Utah
October 12, 2007